Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101601) of CTI Group (Holdings) Inc. and its subsidiaries of our report dated March 29, 2006 relating to the financial statements, which appears in this Form 10-KSB .
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Indianapolis, IN
March 30, 2006

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